UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

 _____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We circulated a written consent to the holders of a majority of our outstanding shares of common stock to approve the following actions:

1.	An amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock (the “Reverse Split”) at a ratio of one-for-twenty shares (1:20).

2.	An amendment to our Omnibus Incentive Plan to increase the “Maximum Share Limit” (as defined in such plan) to an aggregate of 15 million shares (750,000 shares on a post Reverse Split basis).

Effective June 5, 2015, we received written consents from holders in excess of a majority of our outstanding shares of common stock for the foregoing actions. Accordingly, our board of directors has declared the Reverse Split to be effective as of the close of business on June 19, 2015 (the “Effective Date”); provided, however, that the Effective Date may be extended to such later date on which the Company has received approval from FINRA for the Reverse Split. On the Effective Date, every 20 shares of our issued and outstanding common stock will be automatically converted into one newly issued and outstanding share of common stock, without any change in the par value per share. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share.

Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Split, except for the adjustments resulting from the treatment of fractional shares.

We are seeking to list our common stock on the NYSE Mkt, which has an initial listing requirement of $3.00 per share. We expect that the implementation of the Reverse Split will result in our common stock trading above this level for a sufficient period to allow us to successfully complete the listing of the common stock on the NYSE Mkt. However, there is no assurance that such listing with the NYSE Mkt will be successful.

Stockholders of the Company do not need to take any action prior to the Effective Date. If you hold physical stock certificates for Company common stock, you will receive a letter of transmittal from Computershare, our transfer agent, explaining how to send your certificates back to Computershare to exchange them for replacement shares of the new Company common stock in book-entry form. If your shares of common stock are held in a brokerage account, your broker will be authorized to exchange the shares for you, and the number of shares you own after the Reverse Split will be reflected in your account shortly after the Effective Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: June 5, 2015	By:	/s/ Munawar H. Hidayatallah
	Name:	Munawar H. Hidayatallah
	Title:	Chairman and CEO